EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-135440) pertaining to the Consolidated Communications 401(k) Plan for Texas Bargaining Associates of our report dated June 24, 2011, with respect to the financial statements and schedules of Consolidated Communications 401(k) Plan for Texas Bargaining Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ West & Company, LLC

Sullivan, Illinois
June 24, 2011